EXHBIT 99.1

TODHUNTER INTERNATIONAL, INC.
Incorporated under the laws of the State of Delaware Rights

SUBSCRIPTION RIGHTS EXERCISE NOTICE
Evidencing Subscription Rights to Purchase Shares of Common Stock, Par Value $0.01 Per Share of Todhunter International, Inc.
Subscription Price: [$            ] per share. The Subscription Rights Will Expire If Not Exercised On or Before 5:00 P.M., Eastern Time, on [                        ], 2004.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [                        ], 2004 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM EZRA SHASHOUA, THE COMPANY'S EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

YOU MAY NOT TRANSFER OR SELL THIS RIGHTS EXERCISE NOTICE

  REGISTERED OWNER:

  NUMBER OF RIGHTS:

        You are hereby notified that you, as the registered owner of common stock of Todhunter International, Inc., are the owner of the number of subscription rights ("Rights") set forth above. Each Right entitles you to subscribe for and purchase, at the subscription price per share of [$            ] (the "Subscription Price"), one share of the common stock, par value $0.01 per share (the "Common Stock") of Todhunter International, Inc., a Delaware corporation (the "Company") (the "Basic Subscription Right"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions for Use of Todhunter Subscription Rights Exercise Notice" accompanying this Subscription Rights Exercise Notice. In addition, if you exercise your Basic Subscription Right in full, you are eligible to subscribe (the "Oversubscription Right") at the Subscription Price for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Basic Subscription Rights, subject to availability and proration.

IMPORTANT: You must complete the form on the reverse side to exercise rights.

IN WITNESS WHEREOF, the Company has caused this Subscription Rights Exercise Notice to be duly executed under its corporate seal.

Dated: [                        ], 2004

CONTINENTAL STOCK TRANSFER & TRUST COMPANY	TODHUNTER INTERNATIONAL, INC.
By:	By:
As Subscription Agent	Name: Title:

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS EXERCISE NOTICE

For delivery by hand delivery, mail, or overnight courier:
TODHUNTER INTERNATIONAL, INC.
c/o Continental Stock Transfer & Trust Company
Reorganization Department
17 Battery Place, Eighth Floor
New York, NY 10004

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1—EXERCISE OF SUBSCRIPTION RIGHTS

        To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c), select the method of payment, and sign under Section 3 below. To subscribe for shares pursuant to your Oversubscription Right, please also complete line (b).

BASIC SUBSCRIPTION RIGHT:

(a)	I exercise rights	×	[$	]	=	$

OVERSUBSCRIPTION RIGHT:

        If you have exercised your Basic Subscription Right in full you are entitled to subscribe for additional shares, if available, pursuant to your Oversubscription Right:

(b)	I apply for rights(1)	×	[$	]	=	$
(c)	Total amount of payment enclosed:					$
(1)
Upon exercising your Oversubscription Right, you may request to subscribe for up to the maximum [            ] shares we are offering in this Rights Offering (less the number of shares you exercised under your Basic Subscription Right).

METHOD OF PAYMENT (CHECK ONE):

☐
Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "Continental Stock Transfer & Trust Company, as Subscription Agent for Todhunter International, Inc." Funds paid by an uncertified check may take at least five business days to clear.

☐
Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent for Todhunter International, Inc., for purposes of accepting subscriptions in this Rights Offering as follows:

Account Name:	Continental Stock Transfer & Trust Company
Bank:	JP Morgan Chase Bank 52 Broadway, 6th Floor New York, NY 10004
Account #:	475503546
ABA#:	021000021

        You must confirm receipt of the wire transfer by calling Continental at (212) 509-4000, ext. 536.

SECTION 2—DELIVERY TO DIFFERENT ADDRESS

        If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Exercise Notice, please enter the alternate address below, sign under Section 3.

SECTION 3—SIGNATURE

        I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Exercise Notice in every particular, without alteration or enlargement, or any other change whatsoever.